UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2009

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 White Plains Road, 6th Floor, Tarrytown, New York 10591

(Address of principal executive offices, including zip code)

(914) 631-1435

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On September 22, 2009, Environmental Power Corporation (the “Company”), received a letter dated November 15, 2009 from the Nasdaq Listings Qualifications Department providing notification that for 30 consecutive business days the bid price of the Company’s common stock on The Nasdaq Capital Market has closed below the minimum $1.00 per share required for continued inclusion under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until March 15, 2010 (the “Required Date”), to regain compliance with the Minimum Bid Price Rule. The Nasdaq Listings Qualifications Department informed the Company that if, at any time before the Required Date, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Rule, although Nasdaq may, in its discretion, require that an issuer maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the issuer has demonstrated an ability to maintain long-term compliance.

In the event the Company does not regain compliance with the Minimum Bid Price Rule by the Required Date, Nasdaq will provide written notification that the Company’s securities will be subject to delisting from The Nasdaq Capital Market. At that time, the Company may appeal Nasdaq’s determination to delist the Company’s securities to a Nasdaq Hearings Panel. Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Rule, in which case Nasdaq will notify the Company that it has been granted an additional 180 calendar day grace period to regain compliance with the Minimum Bid Price Rule.

The Company has not yet determined what action, if any, it will take in response to this notice, although the Company intends to monitor the closing bid price of its common stock between now and the Required Date. The Company will consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the Minimum Bid Price Rule. The Company disclaims any intention or obligation to update the statements in this report for purposes of disclosing any action or response that the Company decides to take after the date hereof.

The Company’s press release dated September 22, 2009 with respect to the notification from Nasdaq described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Michael E. Thomas
Michael E. Thomas
Senior Vice President, Chief Financial Officer and Treasurer

Dated: September 23, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 23, 2009.